As filed with the Securities and Exchange Commission on February 7, 2006
Registration No. 333-126577
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Avista Corporation (Exact name of registrant as specified in its charter)

Washington	91-0462470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1411 East Mission Avenue Spokane, Washington 99202-2600 (509) 489-0500 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Avista Corporation Long-Term Incentive Plan (Full title of the plan)
M. K. MALQUIST Senior Vice President, Chief Executive Officer and Treasurer AVISTA CORPORATION 1411 East Mission Avenue Spokane, Washington 99202-2600 (509) 489-0500

(Name, address and telephone number, including area code, of agent for service)

Copy to: Benjamin I. Delancy Thelen Reid & Priest LLP 701 Eighth Street, NW Washington, D.C. 20001 (202) 508-4000

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of Avista Corporation (File No. 333-126577), is being filed to include therein Exhibit 5.1, the legal opinion of Heller Ehrman LLP.

Item 8.  Exhibits.

Exhibit Number		Description of Exhibits
3.1*	-

Restated Articles of Incorporation of Avista Corporation as amended November 1, 1999, filed as Exhibit 3(a) to the Annual Report on Form 10-K for the period ended December 31, 2001, which exhibit is incorporated herein by reference.

3.2*	-	Bylaws of Avista Corporation, as amended August 13, 2004, filed as Exhibit 3(b) to the Current Report on Form 8-K dated as of August 13, 2004, which exhibit is incorporated herein by reference.
4.1*	-
Avista Corporation Long-Term Incentive Plan, as amended, filed as Appendix A to the Definitive Proxy Statement on Schedule 14A of Avista Corporation filed on March 31, 2005, which appendix is incorporated herein by reference.

5.1**	-	Opinion of Heller Ehrman LLP
15**	-	Letter from Deloitte & Touche LLP regarding Unaudited Interim Financial Information
23.1**	-	Consent of Deloitte & Touche LLP
23.2**	-	Consent of Heller Ehrman LLP (included in Exhibit 5.1)
24.1*	-	Power of Attorney

* Previously filed. ** Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane and State of Washington on this 7th day of February, 2006.

AVISTA CORPORATION
By:	/s/ Malyn K. Malquist
Malyn K. Malquist Senior Vice President, Chief Financial Officer & Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title
* Gary G. Ely Chairman of the Board President and Chief Executive Officer	Principal Executive Officer
* Malyn K. Malquist Senior Vice President, Chief Financial Officer & Treasurer	Principal Financial Officer and Accounting Officer
* Erik J. Anderson	Director
* Kristianne Blake	Director
* David A. Clack	Director
* Roy Lewis Eiguren	Director

* Jack W. Gustavel	Director
* John F. Kelly	Director
* Jessie J. Knight, Jr.	Director
* Michael L. Noël	Director
* Lura J. Powell, Ph.D.	Director
* R. John Taylor	Director

                        *By:   /s/ Malyn K. Malquist
        Malyn K. Malquist
        Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
5.1	Opinion of Heller Ehrman LLP
15	Letter from Deloitte & Touche LLP regarding Unaudited Interim Financial Information
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Heller Ehrman LLP (included in Exhibit 5.1)

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